Exhibit 10.2.4

February 24, 2016
CorEnergy Infrastructure Trust, Inc.
1100 Walnut Street, Suite 3350
Kansas City, Missouri 64106

Re:    Management Fee under Management Agreement for CorEnergy Infrastructure Trust, Inc.

Ladies and Gentlemen:

Reference is made to that certain Management Agreement, dated as of May 8, 2015 and effective as of May 1, 2015, by and between CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), and Corridor InfraTrust Management, LLC, a Delaware limited liability company (the “Manager”) (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”). Capitalized terms used and not defined herein are used as defined in the Management Agreement. The Company and the Manager have entered into this Letter Agreement to waive a portion of the payment right set forth in Section 8(b) of the Management Agreement applicable to the dividend paid during the calendar year ending December 31, 2015.

This letter documents that the Manager has recommended, and the Company has agreed, that the Manager shall only be paid an Incentive Fee of $145,425 as a result of the dividend paid during the Company’s December 31, 2015 calendar year. This agreed upon incentive fee payment constitutes a waiver by the Manager of $133,194 of Incentive Fee that would otherwise be due to the Manager from the Company.

The Company and the Manager mutually acknowledge and agree that this modification to the Incentive Fee payment right represents a discretionary action on the part of the Manager that is not required under the terms of the Management Agreement and that, except as specifically set forth herein, all other provisions of the Management Agreement shall remain in full force and effect and shall not be affected by this Letter Agreement. Please acknowledge your agreement to the foregoing by signing this Letter Agreement as indicated below.

Very truly yours,

CORRIDOR INFRATRUST MANAGEMENT, LLC:

By:	/s/ Richard C. Green, Jr.
Name: Richard C. Green, Jr.
Title: Managing Director

Agreed and accepted:

CORENERGY INFRASTRUCTURE TRUST, INC.:

By:	/s/ David J. Schulte
Name: David J. Schulte
Title: President

1100 Walnut Street Suite 3350 Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corenergy.corridortrust.com